EXHIBIT 10.3

				                    	EXECUTIVE AGREEMENT

          THIS AGREEMENT dated June 21, 1999, is made by and between ALZA Corporation, a Delaware corporation (the "Company"), and Dr. Ernest Mario, Ph.D. (the "Executive").

          WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

          WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

          1. DEFINED TERMS. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

          2. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2000; provided that, commencing on January 1, 2001 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than October 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such January 1;
provided, however, that if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months from the date on which such Change in Control occurred.

          3. COMPANY'S COVENANTS SUMMARIZED. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

          4. THE EXECUTIVE'S COVENANTS. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (A) a date which is twelve (12) months after the date of such Potential Change of Control, (B) the date of a Change in Control, (C) the date of termination by the Executive of the Executive's employment for Good Reason (determined by creating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), or by reason of the Executive's death, Disability or Retirement, or (D) the termination by the Company of the Executive's employment for any reason.

          5. COMPENSATION OTHER THAN SEVERANCE PAYMENTS.

          5.1 Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

          5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

          5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits under the circumstances (other than any regular severance benefits) to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.





          6. SEVERANCE PAYMENTS/CONSULTING AGREEMENT.

          6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (a) by the Company for Cause, (b) by reason of death, Disability or Retirement, or
(c) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

          (A) In lieu of any further salary and bonus payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to the product of (x) the sum of (i) the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control, if higher, and (ii) the amount paid to or accrued by the Executive pursuant to the Company's regular bonus, incentive cash compensation or income deferral arrangements (including any special one-time awards not made as part of a regular program) in the one-year period immediately preceding that in which the Date of Termination occurs or, if higher, the amount paid or accrued in the one-year period immediately preceding that in which the Change in Control occurs and (y) three (3); provided, however, that in no event shall such amount be less than $4.5 million.

          (B) Notwithstanding any provision of the Company's bonus, incentive cash compensation or income deferral arrangements, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any bonus, incentive or deferred cash compensation that has been allocated or awarded to the Executive for a completed year or other measuring period preceding the Date of Termination but has not yet been paid (pursuant to Section
5.2 hereof or otherwise), and (ii) a pro rata portion of the aggregate value of all contingent bonus, incentive or deferred cash compensation awards to the Executive for all uncompleted periods (based on the number of days from the commencement of the applicable period through the Date of Termination) calculated as to each such award by a good faith proration of performance toward applicable objectives prior to the Date of Termination; provided, however, that in the event a Change in Control occurs prior to December
31, 1999, the Executive shall be entitled to participate in the Company's annual performance bonus plan applicable to the Company's senior executive officers pursuant to which the Company shall pay to the Executive, no later than February 28, 2000, the full amount of the performance bonus the Executive is entitled to receive thereunder for fiscal year 1999, which amount shall not be less than $750,000.

          (C) All outstanding Options, to the extent not then vested on the Date of Termination shall be exercisable in accordance with the terms and conditions of the Amended and Restated Stock Plan and 1985 Stock Option Plan, as applicable, and Executive's option agreements.

          (D) The Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (x) the benefits under any retirement, pension or deferred compensation arrangements that the Executive would have accrued under the terms of such plan without regard to any amendments made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of the benefits thereunder, determined as if the Executive were fully vested thereunder, over
(y) the benefits that the Executive is otherwise entitled to receive under such plan.

          (E) For a twenty-four (24) month period after the Date of Termination, provided that such period shall be reduced by one month for each full month that the Date of Termination is later than the first anniversary of the Change in Control, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(E) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the above-referenced period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

          6.2 (A) In the event the Executive becomes entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment (as defined below), being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Excise Tax shall be allocated pro rata to the portion of the Total Payments that are not attributable to the acceleration of equity-based awards to the Executive (the "Non-Equity Payments") and the portion of the Total Payments that are attributable to the acceleration of equity-based awards to the Executive (the "Equity Payments") and the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax allocated to the Non-Equity Payments and any Federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Non-Equity Payments. By way of example, if the Excise Tax equals $100,000 and each of the Non-Equity Payments and the Equity Payments are $200,000, the Gross-Up would be based on 50% of the Excise Tax.

          (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the sum of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination
(or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this section), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          (C) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-
Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The
Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments."

          (D) The Executive and the Company shall enter into an agreement, which shall (i) have a term of four (4) years, (ii) contain appropriate provisions restricting competition by the Executive from working in a Listed Drug Delivery Company during the term, and (iii) provide the Executive with a quarterly fee in an amount equal to $31,250, which amount shall be paid on the first business day of each calendar quarter occurring during the term.

          6.3 The payments provided for in Section 6.1 (other than Section 6.1(E)) shall be made not later than the fifteenth
(15th) day following the Date of Termination; provided that, if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          7. TERMINATION PROCEDURES.

          7.1 NOTICE OF TERMINATION. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          7.2 DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty
(30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          8. NO MITIGATION. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6. Further, the amount of any payment or benefit provided for in
Section 6 (other than Section 6.1(E)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          9. SUCCESSORS; BINDING AGREEMENT.

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          10. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:



              To the Company:

              ALZA Corporation
              950 Page Mill Road
              P.O. Box 10950
              Palo Alto, CA 94303
              Attention: General Counsel

              To the Executive:

              Dr. Ernest Mario
              Squire House
              900 University Avenue
              Palo Alto, California 94301

          11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and on behalf of the Company by a duly authorized officer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 5, 6 and 7 shall survive the expiration of the term of this Agreement.

          12. VALIDITY. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14. SETTLEMENT OF DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board or a designated committee of the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Palo Alto, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          15. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (A) "Base Amount" shall have the meaning defined in
section 280G(b)(3) of the Code.

          (B) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

          (C) "Board" shall mean the Board of Directors of the Company.

          (D) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean
(i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise, (iii) the conviction of the Executive of a felony involving moral turpitude or (iv) the Executive becoming eligible for Retirement.

          (E) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (ii) during any period of two consecutive years
          (not including any period prior to the execution of this Agreement), a majority of the Board ceases to be comprised of (a) individuals who at the beginning of such period constitute the Board and (b) any new directors (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction occurring during the six-month period following a Potential Change in Control which results from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by one or more executive officers of the Company (a "Management Group"); provided that, such action shall not be taken into account for this purpose if it occurs within a six-month period following a Potential Change in Control resulting from the action of any Person which is not a Management Group.

          (F) "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

          (G) "Company" shall mean ALZA Corporation and any successor to its business and/or assets (except in determining, under Section 15(E) hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

          (H) "Company Shares" shall mean shares of common stock of the Company or any equity securities into which such shares have been converted.

          (I) "Date of Termination" shall have the meaning stated in Section 7.2 hereof.

          (J) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, or for any period of eight (8) months in any twelve-month period, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (K) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time.

          (L) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

          (M) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (N) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph
(i), (v) or (vi) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (i) the assignment to the Executive of any duties materially inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control; provided, however, that the Executive shall be deemed to have Good Reason to terminate employment if, after the Change in Control (and without otherwise terminating the Executive's employment) the Executive ceases to be the chief executive officer of a company whose securities are publicly traded on a national securities exchange or quotation system, but any termination for Good Reason that is solely pursuant to this proviso shall not be effective until the expiration of 180 days after the Change in Control;

               (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (iii) the relocation of the Executive's principal place of employment by the Company to a location outside the Palo Alto/San Jose metropolitan area (or, if different, the metropolitan area in which the Executive's employment was located immediately prior to the Change in Control) or the Company's requiring the Executive to travel on the Company's business to an extent substantially inconsistent with the Executive's business travel obligations as of the date of the Change in Control;

               (iv) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

               (v) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's stock option, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis that is not less favorable than that which existed at the time of the Change in Control; provided that, in each case under this clause (v), such failure causes a material adverse change in the annual compensation of the Executive, taken as a whole and including amounts or awards that are reasonably expected to be made, compared to the compensation package that existed at the time of the Change in Control; and provided, further, that any such determination which is based on participation in a stock option plan shall take into account, among other factors, the overall practices and policies of a parent company with respect to its option plans; or

               (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by The Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control unless any such failure is the result of a change in policy applicable generally to senior employees of the Company and of any corporation of which the Company is a subsidiary.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (O) "ISOs" shall mean options qualifying as incentive stock options under section 422 of the Code.

          (P) "Listed Drug Delivery Company" shall mean any one of the following companies, or a business entity controlled by any one of such companies: Advanced Polymer Systems, Biovail Corp. International, Cygnus Therapeutic Systems, Elan Corporation Plc., Ethical Holdings
Plc., Gensia Corp., Genta Inc., KV Pharmaceutical Co., Noven
Pharmaceuticals Inc., R.P. Scherer Corp. or TheraTech Inc.

          (Q) "Notice of Termination" shall have the meaning stated in Section 7.1 hereof.

          (R) "Options" shall mean options for Company Shares granted to the Executive under the Company's Amended and Restated
Stock Plan and 1985 Stock Option Plan.

          (S) "Pension Plan" shall mean the ALZA Retirement Plan.

          (T) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (U) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take actions which, if consummated, would constitute a Change in Control;

               (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities to 30% or more of such combined voting power; or

               (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (V) "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment ifsuch employment is terminated in accordance with the Company's retirement policy, not including retirement before the age of 65
(or such later age as may be established in such policy), generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's written consent with respect to the Executive.

          (W) "Severance Payments" shall mean those payments described in Section 6.1 hereof.

          (X) "Shares" shall mean shares of the common stock, $.01 par value, of the Company.

          (Y) "Total Payments" shall mean those payments described in Section 6.2 hereof.

                              ALZA Corporation

                              By: _______________________________
                                    Name:
                                    Title:

                              __________________________________
                              Dr. Ernest Mario, Ph.D.